UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
 ____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

November 7, 2011
Date of Report (Date of earliest event reported)
___________________________________________________________

CADISTA HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

207 Kiley Drive
 Salisbury, MD 21801
(Address of principal executive offices) (Zip Code)

(410) 912-3700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 7, 2011, we entered into a tax sharing agreement (the “Tax Sharing Agreement”) with Jubilant Life Sciences Holdings Inc. (Jubilant Holdings), the holder, through its wholly owned subsidiary, of over 82% of our outstanding common stock.  The Tax Sharing Agreement has an effective date of October 1, 2011.  The Tax Sharing Agreement sets forth, among other things, each of the Company’s and Jubilant Holding’s obligations in connection with filing consolidated Federal, state and foreign tax returns.  The agreement provides that current income tax expense (benefit) is computed on a separate return basis and members of the tax group shall make payments (or receive reimbursement) to or from Jubilant Holdings to the extent their incomes (losses and other credits) contribute to (reduce) the consolidated income tax expense.  The consolidating companies are reimbursed for the net operating losses or other tax attributes they have generated when utilized in the consolidated returns.  We may recognize a benefit in the calculation of our provision for income taxes to the extent that foreign tax credits, capital losses and other tax attributes generated by us can be utilized both on a separate-company basis and in the consolidated or combined tax returns of Jubilant Holdings.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Tax Sharing Agreement, effective as of October 1, 2001, between Jubilant Life Sciences Holdings, Inc. and Cadista Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

By:	/s/ Kamal Mandan
Kamal Mandan
Chief Financial Officer

Date:   November 7, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Tax Sharing Agreement, effective as of October 1, 2001, between Jubilant Life Sciences Holdings, Inc. and Cadista Holdings, Inc.